California NewsTech
825 Van Ness Ave. Suite 406-407
San Francisco, CA 94109
(415) 861-3421
e-mail: Corp@CaliforniaNewsTech.com
www.MediaSentiment.com

Loan Agreement and Promissory Note

This Loan Agreement and Promissory Note is made this 30th day of June 2005, by and among California News Tech a corporation organized under the laws of the State of Nevada (hereinafter known as “BORROWER”) and

GEORGE W. & ELIZABETH J. GRUS

(hereinafter known as “LENDER”).

PROMISORY NOTE

FOR VALUE RECEIVED, BORROWER, promises to pay to the order of LENDER, the sum of $25,000.00 together with interest at an annual rate of 6% or $750.00 for 6 months.
The entire outstanding Loan Amount (including principal and interest) shall be fully paid by BORROWER to LENDER, or any subsequent assignee of this Note, at the end of 6 months from the date of this note or on December 31, 2005, whichever is later.
On the Due Date, Lender has the option to demand that the Loan Amount (including principal and interest) be paid in cash or, in lieu of cash, Lender may request to be paid in 25,000 shares of common stock of California News Tech, plus 25,000 warrants exercisable at $2/share for a period of 5 (five) years as payment in full for all amounts due for principal and interest under this loan agreement . Lender understands that both the common shares as well as the common shares for the warrants may be exchanged will not be registered, therefore they will not be tradable for 12 months for the common shares and, for the warrants, 12 months following the date of exercise of the warrants. If Lender wishes to exercise the option of repayment of the Loan amount in shares and warrants, they shall inform the company in writing of their decision to exercise the option no less than 10 days before the date repayment is due.
Lender has the option to request the Borrower to register the common shares if Lender covers the legal expenses related to the registration statement.

Method of Repayment:
BORROWER shall pay off the loan (including principal and interest) under this agreement by sending a check to:
GEORGE W. & ELIZABETH J. GRUS
            1230 Shell Valley Rd. Edmonds, WA 98026

If LENDER gives written notice that a different address should be used for making the payment to pay off this loan, BORROWER shall use the new address so given by LENDER.

This offer expires at the end of day on Thursday, June 30, 2005.

This Agreement should be interpreted under and governed by the laws of the State of Nevada.

In WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the BORROWER and LENDER affix their signatures hereto.

BORROWER      LENDER
California News Tech        /s/ George W. Grus
                                   George W. Grus
                               /s/ Elizabeth J. Grus
                      Elizabeth J. Grus
By /s/ Marian Munz
It’s President and CEO

Dated: 7-1-05       Dated: 6-30-05